UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2022

Statera Biopharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4333 Corbett Drive, Suite 1082 Fort Collins, CO 80525
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2022, Statera Biopharma, Inc. (the “Company”) entered a Binding Memorandum of Understanding (“MOU”) with Holobeam Technologies, Inc. (“HOLO”), pursuant to which the Company will acquire a minority interest of twenty-five percent in HOLO for $25 million via the issuance of the Company’s preferred stock or a combination of preferred stock and cash (the “Equity Investment”).  In exchange, HOLO will provide a license to the Company to use their technology platform for the identification and treatment of diseases (together with the Equity Investment, the “Transaction”). Furthermore, HOLO will be provided two board seats on the board of directors of the Company upon the consummation of the Transaction.  The MOU provides for an exclusivity period of sixty (60) days (the “Exclusivity Period”) for negotiating and finalizing a definitive stock purchase agreement and technology license (the “Definitive Agreement”).  The consummation of the Transaction is subject to certain closing conditions, including but not limited to the availability of at least $10 million on the balance sheet of the Company at the close of the Transaction for the development of HOLO’s technology and general working capital, approval of the Transaction by a majority of HOLO’s stockholders and the Company’s board of directors, receipt of a fairness opinion by HOLO from an investment bank of its choosing and other customary conditions.

The foregoing summary of the MOU does not purport to be complete and is subject to, and qualified in its entirety by, the MOU attached as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2022, the Company received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon information set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the Company does not satisfy the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(1), which could serve as an additional basis for the delisting of the Company’s securities from Nasdaq. The Company addressed the stockholders’ equity deficiency and its plan to regain compliance with that requirement at its recent hearing before the Nasdaq Hearings Panel (the “Panel”) along with its plan to evidence full compliance with Nasdaq’s filing and bid price requirements, as set forth in Nasdaq Listing Rules 5250(c)(1) and 5550(a)(2), respectively. The Panel has not yet issued a determination as a result of the hearing.

The Staff also determined that the Company’s failure to submit a “listing of additional shares” notification form (“LAS Form”) to Nasdaq at least 15 days in advance of the issuance of shares totaling 10% or more of the Company’s pre-issuance shares outstanding in September 2022 constituted a violation of Nasdaq Listing Rule 5250(c)(2)(D) (the “LAS Rule”), which could also serve as a basis for delisting from Nasdaq. The Staff’s determination was based upon the Company’s disclosure under the “Subsequent Events” section of the “Notes to Consolidated Financial Statements” set forth in the Form 10-K (note 19), which indicated that:

In September 2022, the Company executed multiple subscription agreements pursuant to which the Company sold 4.75 million shares of its common stock for approximately $0.36 million and issued warrants to purchase approximately 9.5 million shares of common stock. The purchase price for one share of common stock and two warrants was $0.075. The warrants are exercisable immediately, have an exercise price of $0.15 per share, and will expire two years from the initial exercise date. The proceeds of the offering will be used for general corporate purposes.

The above disclosure included in the Form 10-K was made in error. Although the Company has received multiple subscription agreements from potential investors for the financing as described, the Company has not yet executed the relevant subscription agreements and has not issued any shares or warrants in connection with those agreements. Given the plain language of Nasdaq Listing Rule 5250(c)(2)(D) and because no shares have yet been issued, the Company does not believe it violated the LAS Rule. In the event the Company determines to move forward with the financing, the Company intends to promptly file an LAS Form with Nasdaq and to promptly announce the completion of the offering.

In addition to the above-referenced financing, the Company is also pursuing additional fundraising activities to address the stockholders’ equity issue. The Company is committed to the timely submission of all necessary notifications to Nasdaq and the timely and accurate disclosure of its financing activities to the public.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include statements regarding the Company’s expectations regarding the submission of a compliance plan to Nasdaq. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, https://ir.staterabiopharma.com/financial-information/sec-filings. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Memorandum of Understanding, dated October 12, 2022, between Statera Biopharma, Inc. and Holobeam Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: October 17, 2022	By:	/s/ Michael K. Handley
Name: Michael K. Handley
Title: Chief Executive Officer